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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):           December 15, 1999
                                                         --------------------

                                  WD-40 COMPANY
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    0-6936-3                 95-1797918
------------------------------ ----------------------- -------------------------
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)           Identification Number)

             1061 Cudahy Place
           San Diego, California                                92110
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:     (619) 275-1400
                                                     --------------------


                          No changes to name or address
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.                Other Events.

                  On December 15, 1999, the registrant filed a Certificate of Merger with the Secretary of State of Delaware to complete a change in the registrant's state of incorporation from California to Delaware as authorized by the shareholders of the registrant (as a California corporation) at its annual meeting of shareholders held on December 14, 1999. Shareholders are not required to exchange their existing stock certificates which will now represent shares of the registrant's common stock having a par value of $0.001 per share. The shares will continue to be traded on the Nasdaq National Market under the symbol "WDFC".

                  At the annual meeting, the registrant's shareholders also approved an increase in the authorized number of shares of common stock from Eighteen Million (18,000,000) to Thirty-Six Million (36,000,000). As of the record date for the annual meeting there were 15,562,811 common shares outstanding.

ITEM 7.                Financial Statements and Exhibits.

  (c)              Exhibits.


Exhibit No.            Description
-----------            -----------
                       Plan of acquisition, reorganization, arrangement,
                       liquidation or succession

  2 The Agreement of Merger (for the sole purpose of changing the state of incorporation of the registrant from the State of California to the State of Delaware) is incorporated herein by reference from the registrant's
                       Proxy Statement filed by the registrant with the SEC on November 9, 1999, Appendix A thereto)

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SIGNATURES:

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          WD-40 COMPANY
                                          (Registrant)

Date: December 15, 1999                   /s/ Thomas J. Tranchina
                                          -----------------------
                                          Thomas J. Tranchina
                                          Treasurer and Chief Financial Officer
                                          (Principal Financial Officer)



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